Exhibit 99.1

TALOS ENERGY ANNOUNCES BORROWING BASE REDETERMINATION RESULTS AND BOLT-ON ACQUISITION

Houston, Texas, June 22, 2020 – Talos Energy Inc. (“Talos,” or the “Company”) (NYSE: TALO) today announced that its borrowing base has been confirmed at $985 million following its semi-annual redetermination process. Separately, Talos announced the bolt-on acquisition of 16 selected assets from affiliates of Castex Energy 2005.

Completion of Spring 2020 Borrowing Base Redetermination

Effective immediately, the borrowing base under the Company’s reserves-based lending facility has been revised to $985 million. The revised borrowing base represents an approximate 14% reduction from the Company’s prior borrowing base of $1,150 million. Pro forma for the redetermination, as of May 31, 2020, Talos had approximately $121 million of cash on hand and $650 million drawn of the $985 million borrowing base under its credit facility.

Castex Energy Bolt-On Acquisition

On June 19, 2020, Talos executed a definitive agreement to acquire selected assets (the “Acquired Assets”) from affiliates of Castex Energy 2005. Castex Energy 2005 emerged from bankruptcy in 2018 and is controlled by prior first lien lenders. The Acquired Assets consist of 16 properties in which the Company currently holds a working interest, all located in the Company’s U.S. Gulf of Mexico Shelf core area. As of April 1, 2020 and based on an early June 2020 strip price case, the Acquired Assets had proved reserves of approximately 17.6 MMBoe, with over 66% classified as proved developed reserves. For the year-to-date period ended May 31, 2020, the Acquired Assets had an average daily production of approximately 6.4 MBoe/d, comprised of approximately 15% oil and 85% natural gas.

Key terms and highlights of the transaction include:

•

Purchase price of $65 million to be paid through the issuance of approximately 4.95 million Talos Energy common shares at closing and $6.5 million of cash. The effective date of the transaction is April 1, 2020, with closing expected to occur in the third quarter of 2020 and is subject to customary closing purchase price adjustments.

•	For the twelve month period ended March 31, 2020, the assets generated operating cash flow of approximately $31.2 million.

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The acquisition includes operatorship of 11 fields in which working interest was previously acquired in the Company’s acquisitions closed in February 2020, consolidating interests and providing Talos with greater operational control over future drilling, asset management, maintenance and abandonment activities.

•	Among the Acquired Assets are multiple prolific, producing fields that were originally discovered and/or operated by predecessor companies led by current Talos management.

•	The Acquired Assets carry de minimis plugging and abandonment obligations over the next several years.

•	Talos plans to hedge a significant portion of total volumes from the Acquired Assets through 2022 to secure favorable long-term commodity pricing, supporting underlying transaction economics.

•	Pro forma for the acquisition as well as the previously announced Second Lien Notes exchange transaction, the Company’s share count would be approximately 73.37 million shares outstanding.

President and Chief Executive Officer Timothy S. Duncan commented: “We are very pleased with the continuing strong support we’ve received from our bank group considering the historic dislocation in our industry in recent months. As we look forward to the second half of 2020, we’re highly confident in the financial strength of the Company and believe we are well-positioned for continued growth.”

Duncan continued: “The bolt-on acquisition includes additional ownership in an attractive set of positive cash-flowing assets in which we already have interests, and securing operatorship for the majority of these assets also provides us with greater control moving forward. This tactical deal with a compelling valuation highlights the importance of continuing to remain opportunistic and commercial in the current environment. The ability to utilize our equity as consideration in this transaction and the previously announced Second Lien Notes exchange transaction demonstrates both our focus on executing value accretive transactions for our shareholders as well as our commitment to protecting our strong credit profile, both of which better position us to continue to evaluate further opportunities.”

Intrepid Partners, LLC advised Castex Energy 2005 in the transaction.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, to be filed with the SEC subsequent to the issuance of this communication.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002